Consent of Independent Accountants



We hereby consent to the use in the Statements of Additional Information constituting parts of this Post-Effective Amendment No. 40 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 21, 1996, relating to the financial statements and financial highlights of Oppenheimer Quest Small Cap Value Fund, Oppenheimer Quest Growth & Income Value Fund and Oppenheimer Quest Officers Value Fund (three of the portfolios of Oppenheimer Quest for Value Funds) which appears in such Statements of Additional Information, and to the incorporation by reference of our report into the Prospectuses which constitute parts of this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in such Statements of Additional Information.



/s/ Price Waterhouse LLP
--------------------------
PRICE WATERHOUSE LLP
New York, New York
February 17, 1997










PROSP\QUESTCON.297